QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the inclusion of our reports dated March 1, 2003 on the financial statements of Illinois Valley Cellular RSA 2-I as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 and the financial statements of Illinois Valley Cellular RSA 2-III as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 in Amendment No. 2 to Registration Statement on Form S-1 of Fairpoint Communications, Inc. for the registration of Income Deposit Securities (IDS's) and to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Kiesling Associates LLP

Madison, Wisconsin
June 9, 2004

QuickLinks

  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm